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Exhibit 99.02

FLEXTRONICS INTERNATIONAL LTD.

Offer to Exchange up to $500,000,000 Principal Amount of 4.625% Notes due 2020 and the guarantees thereof for a Like Principal Amount of 4.625% Notes due 2020 and the guarantees thereof which have been registered under the Securities Act of 1933 (the "2020 Notes Exchange Offer")

and

Offer to Exchange up to $500,000,000 Principal Amount of 5.000% Notes due 2023 and the guarantees thereof for a Like Principal Amount of 5.000% Notes due 2023 and the guarantees thereof which have been registered under the Securities Act of 1933 (the "2023 Notes Exchange Offer" and, together with the 2020 Notes Exchange Offer, the "exchange offers" and each an "exchange offer")

Pursuant to the Prospectus, dated                        , 2013

To Our Clients:

        Enclosed for your consideration is a prospectus, dated                        , 2013 (the "Prospectus") and the related letter of transmittal (the "Letter of Transmittal"), relating to the offers of Flextronics International Ltd., a Singapore company (the "Company"), to exchange $500,000,000 aggregate principal amount of the Company's outstanding, unregistered 4.625% Notes due 2020 (the "Original 2020 Notes") and the guarantees thereof for an equivalent amount of registered 4.625% Notes due 2020 (the "Exchange 2020 Notes") and the guarantees thereof and $500,000,000 aggregate principal amount of the Company's outstanding, unregistered 5.000% Notes due 2023 (the "Original 2023 Notes" and, together with the Original 2020 Notes, the "Original Notes" and each an "Original Note") and the guarantees thereof for an equivalent amount of registered 5.000% Notes due 2023 (the "Exchange 2023 Notes" and, together with the Exchange 2020 Notes, the "Exchange Notes" and each an "Exchange Note") and the guarantees thereof, each upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. The Original Notes and the Exchange Notes are sometimes referred to in this Letter together as the "Notes" and all references to the Notes include references to the related guarantees. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

        The exchange offers are intended to satisfy certain obligations of the Company under the Registration Rights Agreement, dated as of February 20, 2013, among the Company, the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes.

        This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the exchange offers. The exchange offers will expire at 11:59 p.m., New York City time, on                        , 2013, subject to the Company's right to extend the expiration date for any exchange offer (such date and time, the "Expiration Date"). Any Original Notes tendered pursuant to the exchange offers may be withdrawn any time prior to the Expiration Date.

        Your attention is directed to the following:

  1.
  The exchange offers are for any and all Original Notes.

  2.
  The exchange offers are subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offers—Conditions to the Exchange Offers."

  3.
  The exchange offers expire at 11:59 p.m., New York City time, on the Expiration Date, unless extended by the Company.

        If you wish to have us tender your Original Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

        The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS

        The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the exchange offers made by the Company with respect to the Original Notes.

        This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

        Please tender the Original 2020 Notes held by you for the account of the undersigned as indicated below:

☐
Please tender the Original 2020 Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of Original 2020 Notes
4.625% Notes due 2020	$
(must be in minimum denominations of $2,000 in principal amount and in integral multiples of $1,000 in excess thereof)
☐
Please do not tender any Original 2020 Notes held by you for the account of the undersigned.

        Please tender the Original 2023 Notes held by you for the account of the undersigned as indicated below:

☐
Please tender the Original 2023 Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of Original 2023 Notes
5.000% Notes due 2023	$
(must be in minimum denominations of $2,000 in principal amount and in integral multiples of $1,000 in excess thereof)
☐
Please do not tender any Original 2023 Notes held by you for the account of the undersigned.

PLEASE SIGN HERE

X:
	(Signature)	(Date)
(Type or Print Name)
(Address)
(Area Code and Telephone Number)
(Tax Identification or Social Security Number)

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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  Exhibit 99.02
FLEXTRONICS INTERNATIONAL LTD.